UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2023
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices) (Zip Code)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On April 11, 2023, Everi Holdings Inc. (the “Company” or "Everi") announced that it has entered into a purchase agreement on April 7, 2023 to acquire certain assets of VKGS LLC (“Video King”), a privately-owned leading provider of integrated electronic bingo gaming tablets, video gaming content, instant win games and systems. A copy of the press release is filed herewith as Exhibit 99.1.

The anticipated acquisition is expected to provide Everi with complementary assets and an established customer base to enable additional growth in its Games segment. Currently licensed in approximately 60 jurisdictions, Video King is expected to expand the addressable market for Everi’s player-popular digital gaming content. Subject to regulatory requirements, an estimated 20% of Video King’s installed base of portable e-gaming tablets may be enabled to provide players with traditional bingo games and Class II video poker, slots and instant win games, as well as with a digital wallet and loyalty products. The closing of the transaction, subject to customary conditions, is expected to occur within 60 days.

Under the terms of the purchase agreement, the closing cash consideration is expected to be approximately $59 million, inclusive of a fixed payment of $56.4 million and approximately $3 million related to customary net working capital adjustments, both of which are anticipated to be paid at the time of closing from existing cash on hand.

This Report, including Exhibit 99.1, contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, assumptions, and estimates and are not guarantees of timing, future results, completion or performance. These forward-looking statements involve certain risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements, as discussed further in the press release filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

99.1	Press Release dated April 11, 2023.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: April 11, 2023	By:	/s/ Todd A. Valli
Todd A. Valli Senior Vice President, Corporate Finance and Tax & Chief Accounting Officer